-more- October 31, 2023 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Double-digit Growth in NGL and Natural Gas Processing Volumes Increases Financial Guidance for the Second Time in 2023 TULSA, Okla. - Oct. 31, 2023 - ONEOK, Inc. (NYSE: OKE) today announced higher third quarter 2023 results and increased its 2023 net income and adjusted EBITDA guidance midpoints by $120 million and $125 million, respectively, on a ONEOK pre-acquisition basis to be comparable with the previous guidance provided on August 7, 2023. ONEOK also provided financial guidance on a consolidated basis that includes the acquisition of Magellan Midstream Partners (Magellan). Third Quarter 2023 Results, Compared With Third Quarter 2022: • 5% increase in net income to $454 million, resulting in 99 cents per diluted share. • 11% increase in adjusted EBITDA to $1.001 billion, which includes: ◦ $123 million in transaction costs. ◦ $35 million of third-party fractionation costs. ◦ $40 million contribution from six days of the newly acquired refined products and crude business. • Excluding the items above, adjusted EBITDA would have exceeded $1.1 billion. • 18% increase in Gulf Coast/Permian region NGL raw feed throughput volumes. • 6% increase in Rocky Mountain region NGL raw feed throughput volumes. • 12% increase in natural gas volumes processed. Exhibit 99.1

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs

Oct. 31, 2023

Page 2

2023 Financial Guidance Update:

- Increased ONEOK pre-acquisition guidance – key drivers:
  - Volume strength across ONEOK's operations.
  - Higher average fee rates.
  - Lower third-party NGL fractionation costs.
  - Maintained capital expenditure guidance range of $1.475 billion to $1.675 billion.

- ONEOK consolidated guidance – key drivers:
  - Strong performance from ONEOK's legacy businesses.
  - Refined products and crude segment earnings following the acquisition of Magellan on September 25, 2023, which include the unfavorable impact of acquisition-related commodity inventory valuation discussed below.
  - Transaction costs of $175 million.

(Millions of dollars, except per share amounts)	2023 Guidance Range					
	ONEOK Pre-Acquisition Guidance Midpoints				Consolidated Guidance Midpoints[b]	
ONEOK, Inc.	Previous[a]		Updated			
Net income	$	2,490	$	2,610	$	2,600
Diluted earnings per common share	$	5.54	$	5.81	$	5.36
Adjusted EBITDA (c)	$	4,675	$	4,800	$	5,100

(a) Previously issued on August 7, 2023.
(b) Includes $175 million of transaction costs and the unfavorable impact of acquisition-related commodity inventory valuation.
(c) Adjusted EBITDA is a non-GAAP measure. A reconciliation to the relevant GAAP measure is included in this news release.

Notwithstanding the impact of the inventory valuation, the refined products and crude segment contributions included in 2023 consolidated guidance reflect solid segment fundamentals and performance in-line with previously increased Magellan pre-acquisition expectations. Higher average transportation rates and strong butane blending margins are expected to contribute to performance through the remainder of 2023.

"ONEOK's businesses continued to perform extremely well in the third quarter," said Pierce H. Norton II, ONEOK president and chief executive officer. "Double-digit volume growth in our natural gas liquids and natural gas gathering and processing businesses year-over-year, as well as sustained strength in our natural gas pipelines segment, drove our increased 2023 guidance expectations.

"With the successful completion of our acquisition of Magellan, we've added significant free cash flow through primarily fee-based earnings from the new refined products and crude businesses and expected tax synergies, setting up a solid foundation for 2024 performance," added Norton. "We remain focused on serving our enhanced customer base, operating responsibly and fully integrating our businesses. ONEOK's increased scale, scope and diversified operations are already enabling us to create exceptional value for our stakeholders."

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ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs

Oct. 31, 2023

Page 3

THIRD QUARTER 2023 FINANCIAL HIGHLIGHTS

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
	(Millions of dollars, except per share amounts)			
Net income (a) (b)	$ 454	$ 432	$ 1,971	$ 1,237
Diluted earnings per common share (a) (b)	$ 0.99	$ 0.96	$ 4.36	$ 2.76
Adjusted EBITDA (c) (d)	$ 1,001	$ 902	$ 3,689	$ 2,652
Operating income (c)	$ 739	$ 700	$ 2,973	$ 2,051
Operating costs	$ 352	$ 286	$ 981	$ 827
Depreciation and amortization	$ 177	$ 157	$ 509	$ 469
Equity in net earnings from investments	$ 49	$ 39	$ 132	$ 111
Maintenance capital	$ 62	$ 65	$ 138	$ 160
Capital expenditures (includes maintenance)	$ 398	$ 327	$ 992	$ 886

(a) Amounts for the three months ended September 30, 2023, include pre-tax impacts of $123 million in transaction costs, $35 million related to third-party fractionation costs, $26 million in interest income and $13 million in interest expense related to transaction financing, resulting in a total unfavorable EPS impact of 24 cents per diluted share after-tax. Amounts for the three months ended September 30, 2022 include a $5 million property insurance deductible and an approximately $30 million earnings impact from the 45-day waiting period for business interruption coverage related to the Medford incident, which together represent 6 cents per diluted share after tax.

(b) Amounts for the nine months ended September 30, 2023, include a pre-tax benefit of $667 million related to the Medford incident, including a one-time insurance settlement gain of $779 million, offset partially by $112 million of third-party fractionation costs incurred through the first nine months of 2023; and pre-tax impacts of $133 million in transaction costs, $42 million in interest income and $21 million in interest expense related to transaction financing, all resulting in a net benefit of 93 cents per diluted share after tax.

(c) Amounts for the three and nine months ended September 30, 2023, include $35 million and $112 million, respectively, in third-party fractionation costs and $123 million and $133 million, respectively, in transaction costs. The nine-month period also includes a one-time insurance settlement gain of $779 million related to the Medford incident.

(d) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure.

HIGHLIGHTS:

- In September 2023, ONEOK completed the acquisition of Magellan. From a tax perspective, ONEOK will benefit from the step-up of Magellan's basis from the transaction, thus deferring the expected impact of the new corporate alternative minimum tax from 2024 to 2027. The expected benefit from this basis step-up is greater than the original $1.5 billion estimated at the acquisition announcement.
- In October 2023, ONEOK declared a quarterly dividend of 95.5 cents per share, or $3.82 per share on an annualized basis.
- Connected 166 wells in the third quarter 2023 and 450 wells through the first nine months in the Rocky Mountain Region.
- In August 2023, ONEOK completed a $5.25 billion senior notes offering. Net proceeds were used to fund the cash consideration relating to the Magellan acquisition and other transaction costs.

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ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 4 -more- THIRD QUARTER 2023 FINANCIAL PERFORMANCE ONEOK's third quarter 2023 net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) increased, compared with the third quarter 2022, due primarily to higher NGL volumes across ONEOK’s operations, higher natural gas processing volumes in the Rocky Mountain and Mid-Continent regions, and increased transportation and storage services in the natural gas pipelines segment. Additionally, third-quarter 2023 results included $40 million of adjusted EBITDA in the refined products and crude segment from six days of operations subsequent to the closing of the Magellan acquisition on September 25, 2023. ONEOK’s third quarter 2023 adjusted EBITDA would have exceeded $1.1 billion, excluding transaction costs and third-party fractionation costs, and partial earnings from the refined products and crude segment. Due to the acquisition, commodity inventory balances within ONEOK’s refined products and crude segment were recorded at market value, which was an approximate $50 million increase over the pre-acquisition value. ONEOK expects to realize the majority of the related unfavorable impact of this acquisition adjustment in the fourth quarter as the acquired inventory is sold. BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment Three Months Ended Nine Months Ended September 30, September 30, Natural Gas Liquids Segment 2023 2022 2023 2022 (Millions of dollars) Adjusted EBITDA $ 614 $ 485 $ 2,425 $ 1,530 Capital expenditures $ 189 $ 169 $ 495 $ 445 The increase in third quarter 2023 adjusted EBITDA, compared with the third quarter 2022, primarily reflects: • A $76 million increase in exchange services due primarily to higher volumes across the system; • A $67 million increase in optimization and marketing due primarily to higher earnings on sales of purity NGLs held in inventory; and • An $8 million increase due to higher transportation and storage revenue; offset by

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 5 -more- • A $22 million increase in operating costs due primarily to higher employee-related costs and higher outside services due to the growth of ONEOK’s operations, and higher property insurance premiums; and • A $5 million decrease related to the Medford incident, due to $35 million in third-party fractionation costs in 2023, compared with an approximately $30 million unfavorable impact from the 45-day waiting period in 2022. The increase in adjusted EBITDA for the nine-month 2023 period, compared with the same period last year, primarily reflects: • A $697 million increase related to the Medford incident, due to a favorable impact of $667 million in 2023 from the settlement gain of $779 million, offset partially by $112 million of third-party fractionation costs, compared with a $30 million unfavorable impact from the 45-day waiting period in 2022; • A $168 million increase in exchange services due primarily to higher volumes in the Rocky Mountain region and Permian Basin, offset partially by narrower commodity price differentials and lower related volumes; • A $60 million increase in optimization and marketing due primarily to higher earnings on sales of purity NGLs previously held in inventory; • A $16 million increase due to higher transportation and storage revenue, and • A $14 million increase in equity in net earnings from investments due primarily to higher volumes delivered to the Overland Pass Pipeline; offset by • A $62 million increase in operating costs due primarily to higher employee-related costs and higher outside services due to the growth of ONEOK’s operations, and higher property insurance premiums. Natural Gas Gathering and Processing Segment Three Months Ended Nine Months Ended September 30, September 30, Natural Gas Gathering and Processing Segment 2023 2022 2023 2022 (Millions of dollars) Adjusted EBITDA $ 322 $ 304 $ 919 $ 771 Capital expenditures $ 126 $ 104 $ 308 $ 321 The increase in third quarter 2023 adjusted EBITDA, compared with the third quarter 2022, primarily reflects: • A $54 million increase from higher volumes due primarily to increased producer activity in the Rocky Mountain and Mid-Continent regions; offset by

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 6 -more- • A $19 million increase in operating costs due primarily to higher employee-related costs, outside services and materials and supplies expense due primarily to the growth of ONEOK’s operations and higher property insurance premiums; and • A $14 million decrease due primarily to lower realized NGL prices, net of hedging. The increase in adjusted EBITDA for the nine-month 2023 period, compared with the same period last year, primarily reflects: • A $151 million increase from higher volumes due primarily to increased producer activity in the Rocky Mountain and Mid-Continent regions, and the impact of severe weather in the Rocky Mountain region in the second quarter 2022; and • A $51 million increase due primarily to higher average fee rates, offset partially by lower realized NGL prices, net of hedging; offset by • A $47 million increase in operating costs due primarily to higher employee-related costs, outside services and materials and supplies expense due primarily to the growth of ONEOK’s operations, and higher property insurance premiums. Natural Gas Pipelines Segment Three Months Ended Nine Months Ended September 30, September 30, Natural Gas Pipelines Segment 2023 2022 2023 2022 (Millions of dollars) Adjusted EBITDA $ 125 $ 117 $ 396 $ 357 Capital expenditures $ 70 $ 40 $ 155 $ 82 Third quarter 2023 adjusted EBITDA increased, compared with the third quarter 2022, due primarily to a $9 million increase in transportation and storage services. The increase in adjusted EBITDA for the nine-month 2023 period, compared with the same period last year, primarily reflects: • A $47 million increase in transportation and storage services due primarily to higher storage rates on renegotiated contracts, higher firm and interruptible transportation volumes and higher short-term storage activity; offset by • An $18 million increase in operating costs due primarily to higher employee-related costs and outside services due to the timing of maintenance activities and the growth of ONEOK’s operations.

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 7 -more- EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on Nov. 1, 2023. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 877-883-0383, entry number 3181064, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 2265530. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which is a non-GAAP financial metric, used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items. Adjusted EBITDA is useful to investors because it and similar measures are used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables. At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude that help meet domestic and international energy demand, contribute to energy security and

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 8 -more- provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the impact of inflationary pressures, including increased interest rates, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth; • the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs, Refined Products and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, Refined Products and NGLs from producing areas and our facilities; • risks associated with adequate supply to our gathering, processing, fractionation, pipeline and terminal facilities, including production declines that outpace new drilling, the shutting-in of production by producers, actions taken by federal, state or local governments to require producers to prorate or to cut their production levels as a way to address any excess market supply situations or extended periods of ethane rejection; • demand for our services and products in the proximity of our facilities; • economic climate and growth in the geographic areas in which we operate; • the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • risks related to the Magellan Acquisition, including litigation risk and the risk that we may not realize the anticipated benefits of the Magellan Acquisition or successfully integrate the two companies; • international terrorism and conflicts and the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions and conflicts throughout the world; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, cybersecurity, climate change initiatives, emissions credits, carbon offsets, carbon pricing, production limits and authorized rates of recovery of natural gas and natural gas transportation costs; • changes in demand for the use of natural gas, NGLs, Refined Products and crude oil because of the development of new technologies or other market conditions caused by concerns about climate change; • the impact of the transformation to a lower-carbon economy, including the timing and extent of the transformation, as well as the expected role of different energy sources, including natural gas, NGLs, Refined Products and crude oil, in such a transformation;

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 9 -more- • the pace of technological advancements and industry innovation, including those focused on reducing GHG emissions and advancing other climate-related initiatives, and our ability to take advantage of those innovations and developments; • the effectiveness of our risk-management function, including mitigating cyber- and climate-related risks; • our ability to identify and execute opportunities, and the economic viability of those opportunities, including those relating to renewable natural gas, carbon capture, use and storage, other renewable energy sources such as solar and wind and alternative low carbon fuel sources such as hydrogen; • the ability of our existing assets and our ability to apply and continue to develop our expertise to support the growth of, and transformation to, various renewable and alternative energy opportunities, including through the positioning and optimization of our assets; • our ability to efficiently reduce our GHG emissions (both Scope 1 and 2 emissions), including through the use of lower carbon power alternatives, management practices and system optimizations; • the necessity to focus on maintaining and enhancing our existing assets while reducing our Scope 1 and 2 GHG emissions; • the effects of weather and other natural phenomena and the effects of climate change (including physical and transformation-related effects) on our operations, demand for our services and commodity prices; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’, customers’ or shippers’ facilities; • the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss; • delays in receiving insurance proceeds from covered losses; • the risk of increased costs for insurance premiums, or less favorable coverage; • increased costs as a consequence of terrorist attacks, including security related measures; • the timing and extent of changes in energy commodity prices, including changes due to production decisions by other countries, such as the failure of countries to abide by agreements to reduce production volumes; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the composition and quality of the natural gas and NGLs and condensate we gather and process in our plants and transport on our pipelines; • risks of marketing, trading and hedging activities, including the risks of changes in commodity prices or the financial condition of our counterparties; • our ability to control operating costs and make cost-saving changes; • the risks inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, including cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 (Coronavirus disease 2019, including variants thereof) pandemic; implementation of new software and hardware; and the impact on the timeliness of information for financial reporting; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates; • the results of governmental actions, administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, Homeland Security, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA), the U.S. Securities and Exchange Commission (SEC), Homeland Security’s Transportation Security Administration, and the U.S. Commodity Futures Trading Commission( CFTC); • the mechanical integrity of facilities and pipelines operated; • the capital-intensive nature of our businesses;

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 10 -more- • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt; • our ability to access capital at competitive rates or on terms acceptable to us; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, fractionation, transportation and storage facilities without labor or contractor problems; • our ability to control construction costs and completion schedules of our pipelines and other projects; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the impact of uncontracted capacity in our assets being greater or less than expected; • the impact of potential impairment charges; • the profitability of assets or businesses acquired or constructed by us; • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact and outcome of pending and future litigation; • the impact of recently issued and future accounting updates and other changes in accounting policies; and • the risk factors listed in the reports we have filed, which are incorporated by reference, and may file with the SEC. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 11 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Nine Months Ended September 30, September 30, (Unaudited) 2023 2022 2023 2022 (Millions of dollars, except per share amounts) Revenues Commodity sales $ 3,760 $ 5,564 $ 11,287 $ 16,320 Services 429 350 1,155 1,035 Total revenues 4,189 5,914 12,442 17,355 Cost of sales and fuel (exclusive of items shown separately below) 2,799 4,773 8,628 14,017 Operations and maintenance 308 238 833 683 Depreciation and amortization 177 157 509 469 General taxes 44 48 148 144 Transaction costs 123 — 133 — Other operating (income) expense, net (1) (2) (782) (9) Operating income 739 700 2,973 2,051 Equity in net earnings from investments 49 39 132 111 Other income (expense), net 22 (8) 43 (30) Interest expense (net of capitalized interest of $8, $17, $32, and $42, respectively) (215) (167) (561) (510) Income before income taxes 595 564 2,587 1,622 Income taxes (141) (132) (616) (385) Net income 454 432 1,971 1,237 Less: Preferred stock dividends 1 1 1 1 Net income available to common shareholders $ 453 $ 431 $ 1,970 $ 1,236 Basic earnings per common share $ 0.99 $ 0.96 $ 4.37 $ 2.76 Diluted earnings per common share $ 0.99 $ 0.96 $ 4.36 $ 2.76 Average shares (millions) Basic 457.3 447.7 451.2 447.4 Diluted 458.2 448.2 452.1 448.3

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS September 30, December 31, (Unaudited) 2023 2022 Assets (Millions of dollars) Current assets Cash and cash equivalents $ 284 $ 220 Accounts receivable, net 1,571 1,532 Materials and supplies 142 149 Inventories 869 432 Commodity imbalances 22 43 Other current assets 300 172 Total current assets 3,188 2,548 Property, plant and equipment Property, plant and equipment 37,626 25,015 Accumulated depreciation and amortization 5,537 5,063 Net property, plant and equipment 32,089 19,952 Other assets Investments in unconsolidated affiliates 1,795 802 Goodwill 5,682 528 Intangible assets, net 861 225 Other assets 324 324 Total other assets 8,662 1,879 Total assets $ 43,939 $ 24,379

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) September 30, December 31, (Unaudited) 2023 2022 Liabilities and equity (Millions of dollars) Current liabilities Current maturities of long-term debt $ 500 $ 925 Accounts payable 1,619 1,359 Commodity imbalances 248 254 Accrued taxes 220 136 Accrued interest 218 233 Operating lease liability 32 12 Other current liabilities 461 132 Total current liabilities 3,298 3,051 Long-term debt, excluding current maturities 21,450 12,696 Deferred credits and other liabilities Deferred income taxes 2,349 1,739 Operating lease liability 77 68 Other deferred credits 466 331 Total deferred credits and other liabilities 2,892 2,138 Commitments and contingencies Equity Preferred stock, $0.01 par value: authorized and issued 20,000 shares at September 30, 2023, and December 31, 2022 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 609,713,834 shares and 582,536,892 outstanding shares at September 30, 2023; issued 474,916,234 shares and outstanding 447,157,771 shares at December 31, 2022 6 5 Paid-in capital 16,315 7,253 Accumulated other comprehensive loss (68) (108) Retained earnings 737 50 Treasury stock, at cost: 27,176,942 shares at September 30, 2023, and 27,758,463 shares at December 31, 2022 (691) (706) Total equity 16,299 6,494 Total liabilities and equity $ 43,939 $ 24,379

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended September 30, (Unaudited) 2023 2022 (Millions of dollars) Operating activities Net income $ 1,971 $ 1,237 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 509 469 Equity in net earnings from investments (132) (111) Distributions received from unconsolidated affiliates 134 110 Deferred income taxes 599 345 Medford settlement gain (779) — Medford settlement proceeds 502 — Other, net 79 46 Changes in assets and liabilities: Accounts receivable 153 (260) Inventories, net of commodity imbalances (104) (165) Accounts payable 38 296 Other assets and liabilities, net (57) (101) Cash provided by operating activities 2,913 1,866 Investing activities Capital expenditures (less allowance for equity funds used during construction) (992) (886) Cash paid for Magellan Acquisition, net of cash acquired (5,008) — Contributions to unconsolidated affiliates (111) (2) Distributions received from unconsolidated affiliates in excess of cumulative earnings 18 18 Medford settlement proceeds 328 — Other, net 6 6 Cash used in investing activities (5,759) (864) Financing activities Dividends paid (1,283) (1,253) Short-term borrowings, net — 901 Issuance of long-term debt, net of discounts 5,298 120 Debt financing costs (71) (1) Repayment of long-term debt (1,040) (896) Other, net 6 3 Cash provided by (used in) financing activities 2,910 (1,126) Change in cash and cash equivalents 64 (124) Cash and cash equivalents at beginning of period 220 146 Cash and cash equivalents at end of period $ 284 $ 22

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs

Oct. 31, 2023

Page 15

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(Unaudited)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	$ 161	$ 139	$ 461	$ 399
Depreciation and amortization	$ 85	$ 76	$ 248	$ 226
Equity in net earnings from investments	$ 17	$ 11	$ 39	$ 25
Adjusted EBITDA	$ 614	485	$ 2,425	$ 1,530
Raw feed throughput (MBbl/d) (a)	1,413	1,278	1,357	1,252
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$ 0.08	$ 0.03	$ 0.04	$ 0.04
Capital expenditures	$ 189	$ 169	$ 495	$ 445

(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.

Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	$ 114	$ 95	$ 326	$ 279
Depreciation and amortization	$ 68	$ 65	$ 202	$ 193
Equity in net earnings from investments	$ —	$ 2	$ 1	$ 5
Adjusted EBITDA	$ 322	$ 304	$ 919	$ 771
Natural gas processed (BBtu/d) (a) (b)	3,085	2,743	2,935	2,590
Average fee rate ($/MMBtu) (a)	$ 1.17	$ 1.16	$ 1.17	$ 1.09
Capital expenditures	$ 126	$ 104	$ 308	$ 321

(a) - Includes volumes for consolidated entities only.

(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.

Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	$ 49	$ 43	$ 140	$ 122
Depreciation and amortization	$ 17	$ 16	$ 50	$ 47
Equity in net earnings from investments	$ 29	$ 26	$ 89	$ 81
Adjusted EBITDA	$ 125	$ 117	$ 396	$ 357
Natural gas transportation capacity contracted (MDth/d) (a)	7,704	7,318	7,684	7,367
Transportation capacity contracted (a)	96 %	92 %	95 %	93 %
Capital expenditures	$ 70	$ 40	$ 155	$ 82

(a) - Includes volumes for consolidated entities only.

-more-

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs Oct. 31, 2023 Page 16 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Nine Months Ended September 30, September 30, (Unaudited) 2023 2022 2023 2022 (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 454 $ 432 $ 1,971 $ 1,237 Interest expense, net of capitalized interest 215 167 561 510 Depreciation and amortization 177 157 509 469 Income taxes 141 132 616 385 Noncash compensation expense and other 14 14 32 51 Adjusted EBITDA (a) (b) $ 1,001 $ 902 $ 3,689 $ 2,652 (a) The nine months ended September 30, 2023, includes $667 million related to the Medford incident, including a settlement gain of $779 million, offset partially by $112 million of third-party fractionation costs. (b) Includes transaction costs related to the Magellan acquisition of $123 million, offset partially by interest income of $26 million, for the three months ended September 30, 2023, and transaction costs related to the Magellan acquisition of $133 million, offset partially by interest income of $42 million, for the nine months ended September 30, 2023.

ONEOK Announces 5% Increase in Third Quarter 2023 Net Income and 11% Increase in Adjusted EBITDA Including Transaction Costs

Oct. 31, 2023

Page 17

ONEOK, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)	Previous 2023 Guidance[(a)]					ONEOK Pre-Acquisition Updated 2023 Guidance[(c)]					Consolidated 2023 Guidance[(d)]				
(Millions of dollars)															
Reconciliation of net income to adjusted EBITDA															
Net income (b)	$	2,390	-	$	2,590	$	2,560	-	$	2,660	$	2,550	-	$	2,650
Interest expense, net of capitalized interest		695	-		675		665	-		645		875	-		855
Depreciation and amortization		695	-		675		680	-		670		780	-		770
Income taxes		740	-		810		790	-		840		785	-		835
Noncash compensation expense		55	-		35		55	-		45		60	-		50
Equity AFUDC and other noncash items		—	-		(10)		—	-		(10)		—	-		(10)
Adjusted EBITDA (b)	$	4,575	-	$	4,775	$	4,750	-	$	4,850	$	5,050	-	$	5,150

(a) Previously issued on August 7, 2023.
(b) All guidance ranges include a one-time insurance settlement gain of $779.3 million related to the Medford incident, partially offset by third-party fractionation costs expected in 2023.
(c) Excludes incurred and expected impacts of the Magellan acquisition.
(d) Reflects incurred and expected impacts of the Magellan acquisition, including earnings from the refined products and crude segment following the close of the transaction on September 25, 2023, and transaction costs.

(Unaudited)	Consolidated 2023 Guidance				
(Millions of dollars)					
Reconciliation of segment adjusted EBITDA to adjusted EBITDA					
Segment Adjusted EBITDA:					
Natural Gas Liquids (a)	$	2,995	-	$	3,015
Natural Gas Gathering and Processing		1,240	-		1,260
Natural Gas Pipelines		510	-		530
Refined Products and Crude		450	-		470
Other (b)		(145)	-		(125)
Adjusted EBITDA (a)	$	5,050	-	$	5,150

(a) Includes a one-time insurance settlement gain of $779.3 million related to the Medford incident, partially offset by third-party fractionation costs expected in 2023.
(b) Includes transaction costs and interest income.